                                                                   EXHIBIT 10.28

                       REVOLVING LINE OF CREDIT AGREEMENT

 TO:  Province of Alberta Treasury Branches ("ATB")
      #5, 2681 - 36th Street N.E.
      -----------------------------------------------
      Calgary, Alberta
      -----------------------------------------------
      T1Y 5S3
      -----------------------------------------------
 RE:  Revolving Line of Credit (the "Credit")
      Credit Limit $1,700,000.00
          -------------------------------------------

     In consideration of ATB agreeing to provide the Credit to the undersigned on the following terms, the undersigned (jointly and severally if more than one) agrees as follows:

1. ATB is authorized to advance or readvance (in either case, an "advance") funds under the Credit from time to time on a revolving basis by credit to
     account number   1012215-24  , ("the Account") in the name of
            Venture Seismic Ltd.       at the above branch.

     Each advance, if made, will be in the minimum amount of $100,000.00 (or such lesser sum as ATB may permit) or a multiple of it and will be made as required to meet directions to pay on or other withdrawals or payments from the Account.

2.   ATB may, without restriction:

     (a) refuse to make any further advance on the Credit if the amount of such advance, when added to the amount then outstanding on the Credit, would exceed the Credit Limit; provided that this agreement will apply to the Credit even if the amount advanced or outstanding on it exceeds the Credit Limit;

     (b) on oral or written notice to the undersigned, temporarily or permanently reduce the Credit Limit; provided that, without notice to the undersigned and for so long as ATB thinks fit, ATB may reduce the Credit Limit by an amount equal to ATB's liability (as determined by ATB) on Letters of Guarantee issued by ATB at the request of the undersigned;

     (c) on oral or written notice to the undersigned, terminate the Credit, in which case no further advances will be available and all amounts then outstanding on the Credit will become immediately payable.

3. ATB is authorized to debit the Account from time to time to pay interest, principal, costs, or other monies owing to ATB in respect of the Credit, provided that ATB will not be obliged to do so at any time.

4. The undersigned promises to pay interest to ATB on the aggregate of all advances from time to time outstanding under the Credit at the rate(s) set out below. Interest in all cases will be calculated daily and, prior to demand, will be payable on the last day of each month. The interest rate applicable to the outstanding on the Credit at any time will be:

     (a)  as to the first $1,700,000.00 , a variable rate per annum equal to
           0.75 % above the Prime Lending Rate of ATB.

     (b) as to the balance (if any), a variable rate per annum equal to ________% above the Prime Lending Rate of ATB.

5. The undersigned will execute and deliver (or has executed and delivered) to ATB demand promissory note(s) (or promise(s) to pay) for (or totalling) the amount of the Credit Limit at the applicable interest rate(s), to be held by ATB as further evidence of and security for the obligation of the undersigned to pay to ATB ON DEMAND, the interest, principal, costs and other monies owing to ATB from time to time in respect to the Credit.

6. ATB's written statement of the amount owing under the Credit and the interest rate(s) applicable to it at any particular time will, in the absence of obvious error, be conclusively binding on the undersigned for all purposes. Such statement may be included with the consolidated statement of the Account from time to time.

7. It is understood that additional agreements may from time to time exist between ATB and the undersigned relating to the Credit and in the event of a conflict between this agreement and other agreement relating to the Credit such other agreement will prevail; if there is no conflict, this agreement and such other agreement will be read in conjunction with and as supplementary to each other.

The undersigned has executed this agreement this  12th day of  February , 1997 .

                                                      Venture Seismic Ltd.

                                                      Per: /s/ GREG WIEBE

                                                      --------------------------

                                                      --------------------------

FEBRUARY 11, 1997
VENTURE SEISMIC LTD.

                              SCHEDULE OF CHANGES

Attached to letters dated April 26, 1994, November 9, 1994 and June 21, 1995.

Terms used or defined in the Outline of Credit will have the same meaning when used here.

1.   $1,700,000 -- REVOLVING LINE OF CREDIT

     -- renew and increase revolving line of credit from $1,200.000 to $1,700.000 to assist with general operating expenses.

     -- principal advances and repayments to be in the minimum sum of $100,000.00 or multiple of it.

     --   advances will be limited to the least of:

        --   the maximum principal of the line of credit

        -- the excess in value of current assess over current assets over current liabilities, and,

        -- 70% of the manager's value of unencumbered accounts receivable (excluding GST) on hand, in each case (as justified to) and approved by Lender.

     --   positive liquidity position to apply.

     -- this line of credit is subject to periodic (and at least annual) review. Next scheduled review date is January 31, 1998.

     -- this line of credit will expire and all outstanding amounts under it will be payable in full on demand to Lender.

2.    ADDITIONAL SECURITY:

     All securities presently held by Lender well continue in effect for all Credit Facilities.

     The Security Documents (whether now held or hereafter delivered) will secure all Credit Facilities unless and until otherwise agreed in writing by Lender.

     The following additional security is required:

     --   Revolving Loan Agreement in the amount of $1,700.000 at Prime + 0.75%.

     --   Promissory Note in the amount of $1,700.000 at Prime + 0.75%.

     --   Group Creditors' Life Insurance -- to be offered.

     -- Such supporting resolutions, certificates, opinions and the like as Lender or its' solicitors may recommend.

3.    ADDITIONAL FEE:

     -- $2,500 non-refundable application (representing 0.5% of new funds) to be collected upon receipt of signed commitment letter.

4.    NEGATIVE COVENANTS:

     Borrower will not, without the prior written consent of the Lender, breach the following restrictions:

     --   debt to equity ratio not to exceed 2:1

     -- working capital ratio presently .84:1, to improve to 1:1 by year-end September 30, 1997.

     -- minimum shareholders equity $6,500,000 U.S. (which can include postponed shareholders loans, share capital and retained earnings).